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                                                                   EXHIBIT 23.2


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


   We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-61734) and the Post Effective Amendment No. 1 on Form S-3 Registration Statement (Form S-1 No. 333-64950) of Rite Aid Corporation of our report dated April 21, 2000, with respect to the consolidated financial statements of PCS Holding Corporation and Subsidiaries included in this Annual Report (Form 10-K) for the year ended March 2, 2002 of Rite Aid Corporation.

                                 /s/ ERNST & YOUNG LLP


Phoenix, Arizona
May 1, 2002